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                                                                EXHIBIT 24 (i)

                        CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of Astrotech International Corporation on Form S-8 (Nos. 33-3360; 33-29754; 33-41687; 33-68010; 33-85106; 33-92314; 33-92406 and 33-99290), and in each related prospectus, of our report dated February 21, 1996, except for Note 7 as to which the date is March 28, 1996, on our audit of the consolidated financial statements of Graver Tank & Mfg. Co., Inc. and subsidiaries as of and for the year ended December 31, 1995, which report is included in this report on Form 8-K/A-1.

                                                   /s/ COOPERS & LYBRAND, L.L.P.


600 Grant Street
Pittsburgh, Pennsylvania
June 7, 1996